UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 12, 2017

PRIVATEBANCORP, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	000-32651 (Commission File Number)	52-1165937 (I.R.S. Employer Identification No.)
120 South LaSalle Street, Chicago, Illinois (Address of Principal Executive Offices)	60603 (Zip code)
Registrant's telephone number, including area code: (312) 564-2000 Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On June 12, 2017, PrivateBancorp, Inc. ("PrivateBancorp") issued a press release announcing that it has notified the New York Stock Exchange of its intention to delist its 7.125% Subordinated Debentures due 2042 (the "Debentures"), which currently trade under ticker symbol "PVTD," and has notified the Nasdaq Global Select Stock Market of its intention to delist the 10% Trust Preferred Securities of PrivateBancorp Capital Trust IV (the "Listed TruPS"), which currently trade under ticker symbol "PVTBP."  Both actions are being taken in anticipation of the closing of the acquisition by Canadian Imperial Bank of Commerce ("CIBC") of PrivateBancorp, which, as previously announced, is expected to close on June 23, 2017.  PrivateBancorp also announced that it intends to call for redemption of all of the outstanding Debentures and the debentures associated with the Listed TruPS on the applicable redemption dates after the closing of the acquisition by CIBC.
The press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Exhibit No.	Description
99.1	Press Release, dated June 12, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATEBANCORP, INC.
Date: June 12, 2017	By:	/s/ Jennifer R. Evans
Name: Jennifer R. Evans
Title: General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 12, 2017

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